Exhibit 10.3

INVESTAR HOLDING CORPORATION

NOTICE OF AWARD

(Restricted Stock)

Name:

Number of Shares Awarded:

Award Date: IPO Effectiveness

In recognition of the services you have provided to Investar Bank and Investar Holding Corporation (the “Company”), and to align your financial interests with those of the shareholders of the Company, the Company’s Board of Directors has awarded to you the number of shares of the Company’s common stock, $1.00 par value per share (“Common Stock”), designated above (your “Stock Award”), effective as of the Award Date (above). Your Stock Award is subject to the restrictions and limitations set forth in this Notice and the terms and conditions of the Company’s 2014 Long-Term Incentive Compensation Plan (the “Plan”), a copy of which is attached. Unless otherwise defined below, capitalized terms used in this Notice shall have the meanings used in the Plan.

1. Limitations and Restrictions. As used above, the term “IPO Effectiveness” means and will be deemed to occur as of the date on which a Notice of Effectiveness is issued by the Securities and Exchange Commission with respect to the Company’s Registration Statement filed on Form S-1. If you are not employed and in good standing on such date, or if the IPO Effectiveness does not occur on or before December 31, 2014, your Stock Award will be deemed void and of no effect.

During the Service Period (as defined below), your Stock Award cannot be sold, assigned, transferred, pledged, mortgaged, hypothecated, or otherwise disposed of, whether voluntarily, by operation of law or otherwise (the “Restrictions”). Your Stock Award will be maintained by the Company in book entry form. As and when the Service Period lapses, the Company will settle your award by releasing the Restrictions; you may then direct the certification of the portion of your award with respect to which the Restrictions have lapsed and the affected number of shares may be sold or transferred.

The term “Service Period” refers to the period during which your Stock Award will be subject to the Restrictions. The Service Period begins on the Award Date and lapses as follows:

a.	The Service Period shall lapse as to one-sixth of the shares awarded hereunder on the first anniversary of the Award Date, provided that you have been continuously employed by the Company, Investar Bank or an affiliate thereof (“Continuously Employed”) during such period;

b.	The Service Period shall lapse as to an additional one-sixth of the shares awarded hereunder on the second anniversary of the Award Date, provided that you have remained Continuously Employed;

c.	The Service Period shall lapse as to an additional one-sixth of the shares awarded hereunder on the third anniversary of the Award Date, provided that you have remained Continuously Employed;

d.	The Service Period shall lapse as to an additional one-sixth of the shares awarded hereunder on the fourth anniversary of the Award Date, provided that you have remained Continuously Employed;

e.	The Service Period shall lapse as to an additional one-sixth of the shares awarded hereunder on the fifth anniversary of the Award Date, provided that you have remained Continuously Employed; and

f.	The Service Period shall lapse as to the remaining shares awarded hereunder on the sixth anniversary of the Award Date, provided that you have remained Continuously Employed.

2. Shareholder Rights. During the Service Period, you are entitled to the rights of a shareholder with respect to your Stock Award, including the right to vote the shares and to receive cash dividends if, as and when declared by the Board.

3. Separation From Service. Notwithstanding any provision of this Notice or the Plan to the contrary, if your service with the Company ends before the Service Period is completed:

a.	Involuntarily by the Company on account of Cause, your Stock Award, to the extent then subject to the Restrictions, will be forfeited to and cancelled by the Company.

b.	On account of your voluntary separation, your Stock Award, to the extent then subject to the Restrictions, will be forfeited to and cancelled by the Company.

c.	On account of your death, Disability, Retirement or involuntarily by the Company without Cause, your Stock Award will be prorated to reflect the period of your employment during the Service Period and the prorated award will be settled.

4. Effect of a Change in Control. If a Change in Control is consummated during your Service Period and you Separate from Service within the 24-month period following the change for any reason, except involuntarily for Cause, your Stock Award will vest and be settled as of your Separation Date. Otherwise, the Service Period will remain in effect following the Change in Control and lapse as provided herein, and your Stock Award will vest and be settled in accordance with its terms.

5. Taxes. The Fair Market Value of the number of shares of Common Stock with respect to which the Restrictions lapse, from time to time, will be treated as compensation, reported by the Company on IRS Form W-2, and subject to withholding for applicable income and employment taxes. The Company will determine the amount of your withholding and satisfy this obligation by “netting” from your award shares of Common Stock with a Fair Market Value equal to your obligation. The Company calculates withholding at the supplemental wage rate and the maximum withholding rate imposed by Louisiana law.

6. No Assignment. During the Service Period, your Stock Award shall not be subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise, and whether voluntarily or involuntarily, except by will or the laws of descent and distribution. In the event of a purported assignment, transfer or division on account of the division of your community property or the dissolution of your marriage, the portion of the Stock Award purportedly subject to such assignment, transfer or division, will be forfeited and cancelled, without the requirement of notice or the payment of compensation.

7. Additional Requirements. You acknowledge that shares of Common Stock acquired hereunder may bear such legends as the Company deems appropriate to comply with applicable Federal or state securities laws and the terms of the Plan. Prior to the issuance of such shares, you may be required to deliver to the Company such other documents as may be reasonably required to ensure compliance with applicable Federal or state securities laws.

8. Amendment. The Board, in its discretion and without your consent, may amend or modify your Stock Award, except that any amendment that materially diminishes the value of your award can be effective only with your prior written consent.

9. No Continued Employment. The making of your Stock Award is not a promise of your continued employment with the Company or any Affiliate of the Company; it does not otherwise modify your employment status with the Company or an Affiliate.

You should retain this Notice with your permanent records. As a condition of your Stock Award, you must promptly complete and return the attached Acknowledgement and Agreement to the Company. If you have any questions about the terms of your Stock Award, you should contact Randy Kassmeier at randy.kassmeier@investarbank.com or Rachel Cherco at rachel.cherco@investarbank.com.

INVESTAR HOLDING CORPORATION
John D’Angelo, Chief Executive Officer

Attachments:

Investar Holding Corporation 2014 Long-Term Incentive Compensation Plan

Acknowledgement and Agreement

INVESTAR HOLDING CORPORATION

RESTRICTED STOCK AWARD

ACKNOWLEDGMENT AND AGREEMENT

I acknowledge that my Stock Award is subject to contingencies related to the Company’s initial public offering and my employment. I understand that the settlement of my award as and when the Restrictions lapse is subject to the terms and conditions described in the Notice, the terms of the Plan, and any limitations applicable under Federal or state securities laws. I agree that to the extent the terms of the Notice are inconsistent with the terms of the Plan, the terms of the Notice will control. I understand that the shares of Common Stock underlying my Stock Award have not been registered under the Securities Act of 1933, as amended, and that the shares may be subject to limitations on sale, assignment, or other types of transfer or disposition at the end of the Service Period. I acknowledge that no officer of the Company or the Board shall be liable for any action or determination taken in good faith with respect to the Plan or my Stock Award, and that I have been furnished with a copy of the Company’s 2014 Long-Term Incentive Compensation Plan.

Signature
Print Name:
Date: , 2014

Deliver to:
Rachel Cherco, Investar Bank
P. O. Box 84207
Baton Rouge, LA 70884-4207